Exhibit 1.1

GDS HOLDINGS LIMITED

152,000,000 Class A Ordinary Shares

(par value US$0.00005 per Share)

INTERNATIONAL UNDERWRITING AGREEMENT

October 27, 2020

J.P. Morgan Securities (Asia Pacific) Limited (“JPMAP”)

28/F, Chater House

8 Connaught Road

Central

Hong Kong

Merrill Lynch (Asia Pacific) Limited (“MLAP”)

55/F Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited (“CICC”)

29th Floor, One International Financial

Centre

1 Harbour View Street

Central

Hong Kong

Haitong International Securities Company Limited (“HTIS”)

22/F Li Po Chun Chambers

189 Des Voeux Road

Central

Hong Kong

As the Joint Representatives (as defined below) of the several International Underwriters (as defined below)

J.P. Morgan Securities plc (“JPM plc”)

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

J.P. Morgan Securities LLC (“JPM LLC”)

383 Madison Avenue

New York, NY 10179

United States of America

Each as an International Underwriter (as defined below), and the other International Underwriters (as defined below) listed in Schedule I-B hereto

J.P. Morgan Securities (Far East) Limited (“JPMFE”)

28/F, Chater House

8 Connaught Road

Central

Hong Kong

Merrill Lynch Far East Limited (“MLFE”)

55/F, Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

Haitong International Capital Limited (“HTIC”)

8/F Li Po Chun Chambers

189 Des Voeux Road

Central

Hong Kong

Each as a Joint Sponsor (as defined below) (together with CICC, the Joint Sponsors)

Ladies and Gentlemen:

GDS Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several International Underwriters set forth in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters Class A ordinary shares, par value US$0.00005 per share, to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”). The Company proposes to initially issue and sell to the International Underwriters or to the purchasers procured by the International Underwriters an aggregate of 152,000,000 Shares (the “Firm Shares”). In addition, the Company proposes to grant to the International Underwriters the option to purchase from the Company up to 24,000,000 additional Shares (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to collectively as the “International Offer Shares.” The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering.”

The Company has entered into an agreement dated October 20, 2020 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China of initially an aggregate of 8,000,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at a price of HK$80.88 per Share (the “International Offering Price”) and the Hong Kong Offer Shares are being offered at a price of HK$80.88 per Share (the “Hong Kong Offering Price”), which is exclusive of (i) brokerage per Share of 1% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Brokerage”), (ii) a trading fee per Share of 0.005% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Trading Fee”) imposed by the SEHK and (iii) a transaction levy per Share of 0.0027% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. Each of the International Underwriters shall remit in full to the Settlement Agent the aggregate amount of Brokerage received by such International Underwriter from purchasers of the International Offer Shares, irrespective of whether or not such International Underwriter will be entitled to such Brokerage or any part thereof, and the aggregate amount of Brokerage with respect to the International Offer Shares shall be allocated and paid by the Settlement Agent (as defined below) to the International Underwriters in proportion to their respective Total Underwriting Commitment as set forth in Schedule I-A hereto. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable.

A prospectus dated October 21, 2020 (the “Hong Kong Prospectus”) has been prepared and used in connection with an offer by the Company for subscription of the Hong Kong Offer Shares in the Hong Kong Public Offering.

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined by Rule 405 under the Securities Act on Form F-3 (File No. 333-222659), including a base prospectus (the “Base Prospectus”) dated January 23, 2018, relating to the Shares of the Company that may be issued or sold from time to time by the Company and certain shareholders of the Company. The registration statement as amended to the date of this Agreement, including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The Base Prospectus, as supplemented by the prospectus supplement(s) specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Final Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Final Prospectus. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “General Disclosure Package” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the General Disclosure Package, any Preliminary Prospectus or the Final Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are incorporated by reference therein. Any General Use Issuer Free Writing Prospectus issued at or prior to the Time of Sale and the Preliminary Prospectus, dated October 20, 2020, including the Base Prospectus, the preliminary prospectus supplement relating to the Offer Shares, and the other information, if any, stated in Schedule II-A to this Agreement, all considered together, are herein referred to collectively as the “General Disclosure Package.”

As used herein, the “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is 4:00 p.m. Hong Kong time on the date of this Agreement.

JPMAP, MLAP, CICC and HTIS shall act as the joint representatives of the International Underwriters (the “Joint Representatives”). The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an Agreement Between International and Hong Kong Underwriting Syndicates (the “Agreement Between Syndicates”). JPMAP, MLAP, CICC, HTIS, ABCI Capital Limited, BOCI Asia Limited, CCB International Capital Limited, CMB International Capital Limited, DBS Asia Capital Limited, ICBC International Capital Limited, Orient Securities (Hong Kong) Limited, RBC Capital Markets, LLC (in relation to the International Offering only) and UOB Kay Hian (Hong Kong) Limited shall act as the joint global coordinators (the “Joint Global Coordinators”) for the Global Offering.  JPMAP (in relation to the Hong Kong Public Offering only), JPM plc (in relation to the International Offering only), JPM LLC (in relation to the International Offering only), MLAP, CICC, HTIS, ABCI Capital Limited, BOCI Asia Limited, CCB International Capital Limited, China Everbright Securities (HK) Limited, CLSA Limited, CMB International Capital Limited, Cowen and Company, LLC (in relation to the International Offering only), Guotai Junan Securities (Hong Kong) Limited, ICBC International Capital Limited, Orient Securities (Hong Kong) Limited, Raymond James & Associates, Inc. (in relation to the International Offering only), RBC Capital Markets, LLC (in relation to the International Offering only), Truist Securities, Inc (in relation to the International Offering only), UOB Kay Hian (Hong Kong) Limited and Zhongtai International Securities Limited shall act as the joint bookrunners (the “Joint Bookrunners”) for the Global Offering. JPMAP (in relation to the Hong Kong Public Offering only), JPM plc (in relation to the International Offering only), JPM LLC (in relation to the International Offering only), MLAP, CICC, HTIS, ABCI Securities Company Limited, BOCI Asia Limited, CCB International Capital Limited, China Everbright Securities (HK) Limited, CLSA Limited, CMB International Capital Limited, Cowen and Company, LLC (in relation to the International Offering only), DBS Asia Capital Limited (in relation to the Hong Kong Public Offering only), Guotai Junan Securities (Hong Kong) Limited, ICBC International Securities Limited, Orient Securities (Hong Kong) Limited, Raymond James & Associates, Inc. (in relation to the International Offering only), RBC Capital Markets, LLC (in relation to the International Offering only), Truist Securities, Inc (in relation to the International Offering only), UOB Kay Hian (Hong Kong) Limited and Zhongtai International Securities Limited shall act as the joint lead managers (the “Joint Lead Managers”) for the Global Offering.  The Company hereby acknowledges the appointment of the Joint Representatives by the International Underwriters and/or the Hong Kong Underwriters. In conjunction with the Global Offering, the Company has made an application for listing of the Shares on the Main Board of the SEHK. JPMFE, MLFE, CICC and HTIC are acting as the joint sponsors to the Company’s application for listing (the “Joint Sponsors”).

STT GDC Pte. Ltd. (“STT GDC”), a company organized under the laws of the Republic of Singapore, is a shareholder of the Company. Pursuant to the investor rights agreements between the Company and STT GDC, originally dated October 23, 2017 (together with its interim amendments on March 27, 2019 and December 10, 2019) and dated June 26, 2020 (together with its interim amendment on August 4, 2020, the “Investor Rights Agreement”), STT GDC has pre-emptive rights (the “STT GDC Pre-emptive Rights”) with respect to issuances of equity or equity linked securities by the Company at any time within 18 months following June 26, 2020.

Pursuant to the terms of the Investor Rights Agreement, the Company had delivered to STT GDC a participation notice (the “Participation Notice”) in connection with the Global Offering, and STT GDC indicated its interest in exercising the STT GDC Pre-emptive Rights.

In the event STT GDC exercises the STT GDC Pre-emptive Rights, it will enter into a deferred settlement agreement (the “Deferred Settlement Agreement”) with the Settlement Agent (as defined below) on or around the date hereof, to facilitate the exercise of the Over-allotment Option (as defined below) by the International Underwriters (such arrangement, the “Deferred Settlement Arrangement”).

Capitalized terms used and not defined herein have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive. The term “business day,” as used herein, shall mean a day (other than Saturday or Sunday) on which banking institutions in Hong Kong and New York are open generally for normal banking business.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act; “Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority (as defined below)); “Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; and “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the U.S. or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the United States or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation; “PRC” means the People’s Republic of China, which for the purposes of this Agreement shall not include Hong Kong, the Macau Special Administrative Region of the People’s Republic of China, and Taiwan.

For the purposes of this Agreement, whenever the terms or expressions “save as disclosed in each of the Registration Statement and the General Disclosure Package” or the equivalent are made herein, the Registration Statement and the General Disclosure Package referred under such terms or expressions mean such documents that exist as of the date of this Agreement. Notwithstanding that the Joint Representatives and the International Underwriters may have knowledge or may have conducted investigation or enquiry with respect to the information given under the relevant representation or warranty, the rights of the Joint Representatives and the International Underwriters under this Agreement shall not be prejudiced by such knowledge, investigation and/or enquiry, if any.

1.               Sale and Purchase.

(a)         Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several International Underwriters, or to the purchasers procured by the International Underwriters,  and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to purchase itself, or to procure purchasers to purchase from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I-B hereto (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof), at the International Offering Price.

In addition, the Company hereby grants to the International Underwriters the option (the “Over-allotment Option”) to purchase the Option Shares, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to purchase from the Company, ratably in accordance with the number of Firm Shares to be purchased by such International Underwriter, all or a portion of the Option Shares as may be necessary to, among other things, cover over-allotments made in connection with the offering of the Firm Shares, at the International Offering Price. The Over-allotment Option may be exercised by the Joint Representatives at their sole and absolute discretion on behalf of the International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”), by written notice, substantially in the form set forth in Exhibit E hereto, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Over-allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided however, that no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof) nor, unless the Joint Representatives and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the delivery of such notice. Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by each International Underwriter shall be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the International Underwriters pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares, subject to any reallocation by the Joint Representatives of the Offer Shares between the International Offering and the Hong Kong Public Offering, and subject to adjustment in accordance with Section 9 hereof.

Upon the authorization by the Joint Representatives of the release of the Firm Shares, the International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that the sale of International Offer Shares by each International Underwriter shall be by it as agent of the Company under applicable Laws to procure purchasers for International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase International Offer Shares itself, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the International Offering Price for such International Offer Shares as if such International Underwriter were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b)         The Company and the International Underwriters agree as follows:

(A)      that under the direction of the Joint Representatives:

(i)             if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 10 times or more but less than 50 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 7.5% of the total number of Offer Shares (excluding the Option Shares);

(ii)          if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 50 times or more but less than 100 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 10.0% of the total number of Offer Shares (excluding the Option Shares);

(iii)       if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 100 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 20.0% of the total number of Offer Shares (excluding the Option Shares); and

(iv)      subject to clauses (A)(i) through (iii) above, the Joint Representatives and the Joint Sponsors, in their sole and absolute discretion and in consultation with the Company, may (but shall not be obliged to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in clauses (A)(i) through (iv) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Representatives and the Joint Sponsors may in their sole and absolute discretion deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives and the Joint Sponsors in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

(B)      that the Joint Representatives and the Joint Sponsors, in their sole and absolute discretion and in consultation with the Company, may (but shall have no obligation to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Joint Representatives and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offering Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c)          In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay to the Joint Representatives (on behalf of the International Underwriters) a gross commission per International Offer Share (including each Unsold Share reallocated to the International Offering pursuant to this Section 1) and per Reallocated Share reallocated to the Hong Kong Public Offering pursuant to this Section 1 which is equal to 2.7% of the International Offering Price (the “Underwriting Commission”). For the avoidance of doubt, (i) any sponsor fee payable by the Company under the Joint Sponsors’ engagement letter dated June 30, 2020 (the “Sponsors Engagement Letter”) is included within and shall be deducted from the Underwriting Commission; and (ii) the Underwriting Commission shall be allocated among the International Underwriters in proportion to their respective Total Underwriting Commitment as set forth in Schedule I-A hereto. The Joint Representatives shall allocate the Total Transaction Fees (as defined in Section 2(d) below) or the Option Transaction Fees (if any) (as defined in Section 2(e) below) to all Underwriters in proportion to the respective Total Underwriting Commitment as set forth in Schedule I-A hereto.

(d)         In connection with the Global Offering, JPMAP is expected to act as stabilization manager (the “Stabilization Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise in the United States and/or Hong Kong with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the Price Determination Date. The Stabilization Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization action pursuant to this subsection (d). Any such agent shall have the rights and authorities conferred upon the Stabilization Manager pursuant to this subsection (d). Stabilization action taken pursuant to this subsection (d), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilization Manager or any person acting for it. Each of the International Underwriters (other than the Stabilization Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. All liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilization Manager (or any person acting for it) as Stabilization Manager shall be for the respective accounts of each of the International Underwriters in the same proportions, as nearly as may be practicable, as the respective underwriting commission payable to each of the International Underwriters, and may be deducted at the election of the Settlement Agent from the commissions payable to each of the International Underwriters. For the avoidance of doubt, the liabilities, expenses and losses described in the preceding sentence shall include any and all costs and expenses charged by the Depositary to the Stabilization Manager (or any person acting for it) in connection with the deposit of Shares for the delivery of ADSs or the surrender of ADSs for withdrawal of deposited Shares as part of the stabilizing activities permitted under this section. All profits or gains arising from stabilizing activities and transactions effected by the Stabilization Manager (or any person acting for it) as Stabilization Manager shall be for the account of the Joint Representatives (but, for the avoidance of doubt, not any of the other International Underwriters) on a pro rata basis, as nearly as may be practicable, calculated based on the respective underwriting commission. The Company shall not be responsible for any liabilities, expenses and losses and shall not be entitled to any profit arising from stabilizing activities and transactions effected by the Stabilizing Manager.

(e)          Each International Underwriter shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or stamp duty arising from any allocation or transfer of shares borrowed under any stock borrowing arrangements (if any) by the Stabilization Manager. Such payment will be shared in proportion to their respective underwriting commitment as set forth in Schedule I-B hereto.

(f)           Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to JPMAP as clearing bank) shall be borne by each International Underwriter in proportion to their respective underwriting commitment as set forth in Schedule I-B hereto.

2.               Payment and Delivery.

(a)         The Company hereby appoints JPMAP as the settlement agent to the Global Offering (the “Settlement Agent”). The deliveries and payments as described in subsection (b) of this Section 2 shall be made (A) with respect to the Firm Shares, at or around 6:00 p.m. Hong Kong time on November 2, 2020, or such other time and date as the Joint Representatives and the Company may agree upon in writing, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of their exercise on behalf of the International Underwriters of the Over-allotment Option to purchase such Option Shares or such other time and date as Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the “First Time of Delivery”; such time and date for delivery of, and payment for, Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)         The International Offer Shares to be purchased by each International Underwriter hereunder(including any Unsold Shares), in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent (on behalf of such International Underwriter) may reasonably request in writing upon at least two (2) business days’ notice to the Company prior to each Time of Delivery (the “Notification Time”), shall be delivered by or on behalf of the Company to the Settlement Agent, through the facilities of Hong Kong Securities Clearing Company Limited (“Hong Kong Clearing” or “HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of such International Underwriter), against payment by or on behalf of such International Underwriter of the applicable aggregate International Offering Price, subject to the deduction pursuant to Section 2(d), by wire transfer (same day) in Hong Kong dollars in immediately available funds to the account designated by the Company in Schedule VI hereto , at the applicable Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Representatives to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the form of certificates representing the International Offer Shares to be made available for checking at least one (1) business day prior to each Time of Delivery with respect thereto at the office of Hong Kong Clearing or the Company’s Hong Kong Share Registrar (the “Designated Office”).

(c)          It is understood and agreed by the parties hereto that no delivery or transfer of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until the payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Joint Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of such delivery or transfer of the International Offer Shares.

(d)         Except as otherwise agreed in writing by the Company and the Joint Representatives, at the First Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) (x) the Underwriting Commission in respect of the Firm Shares payable to the International Underwriters pursuant to Section 1 hereof; (y) the underwriting commission and the incentive fee payable to the Hong Kong Underwriters in accordance with Sections 6.1 and 6.2 of the Hong Kong Underwriting Agreement (for the avoidance of doubt, (i) any sponsor fee payable by the Company under the Sponsors Engagement Letter is included within and shall be deducted from the underwriting commission (only with respect to the such commissions payable with respect to each Joint Sponsor); and (ii) the incentive fee payable to the Hong Kong Underwriters in accordance with Section 6.2 of the Hong Kong Underwriting Agreement shall be 1% of the Hong Kong Offering Price for each Hong Kong Offer Share (including any Shares to be issued pursuant to the exercise of the Over-allotment Option), and the underwriting commission and the incentive fee payable to the Hong Kong Underwriters in accordance with Sections 6.1 and 6.2 of the Hong Kong Underwriting Agreement shall be allocated among all the Hong Kong Underwriters in proportion to their respective Total Underwriting Commitment as set forth in Schedule I-A hereto), PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof but excluding any Option Shares), which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, PLUS (iii) the Brokerage payable to the International Underwriters with respect to the International Offer Shares (including all Option Shares), (the aggregate amount in sub-paragraph (A) herein is referred to as the “Total Transaction Fees”), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the First Time of Delivery (and no later than 6:00 P.M. Hong Kong Time on the date of the First Time of Delivery).

(e)          At each Additional Time of Delivery, the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery (i) the Underwriting Commission in respect of the Option Shares (to the extent the Over-allotment Option is exercised) payable to the International Underwriters pursuant to Section 1 hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Option Shares, which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto (the aggregate amount in sub-paragraph (A) herein is referred to as the “Option Transaction Fees”), and the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Option Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than 6:00 P.M. Hong Kong Time on the date of such Additional Time of Delivery).

(f)           The deliveries of the documents described in Section 7 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of O’Melveny & Myers, 31st Floor, AIA Central, 1 Connaught Road, Central, Hong Kong or remotely as the parties may otherwise agree in writing (the “Closing Location”). A meeting will be held at the Closing Location on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3.               Representations and Warranties of the Company.

(a)         The Company hereby represents, warrants, agrees and undertakes with respect to each of the Warranties in Schedule III hereto, to the Joint Sponsors, the Joint Representatives and the International Underwriters and each of them that each of the Warranties is true, accurate and not misleading as at the Time of Sale and as at each Time of Delivery, and the Company acknowledges that each of the Joint Sponsors, the Joint Representatives and the International Underwriters is entering into this Agreement in reliance upon the Warranties. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

(b)         In addition, any certificate signed by any officer of the Company and delivered to the Joint Sponsors, Joint Representatives or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Joint Sponsors, Joint Representatives and the International Underwriters.

4.               Covenants of the Company.  The Company agrees with each of the Joint Sponsors, Joint Representatives and the International Underwriters:

(a)         to furnish such information and otherwise to cooperate or take such action as may be required by the Joint Representatives to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Representatives may reasonably designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)         to promptly advise the Joint Representatives of any proposal to amend or supplement at any time the Registration Statement and not to effect such amendment or supplement without the Joint Representatives’ consent; and to advise the Joint Representatives promptly of any amendment or supplement of the Registration Statement, and the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose, and to use its best efforts to prevent the issuance of any such suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

(c)          during a period of three years from the date of the Final Prospectus, to furnish to the Joint Representatives and the Joint Sponsors copies of its annual reports to shareholders; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or the SEHK shall be deemed to have been furnished to the Joint Representatives and the Joint Sponsors at the time furnished or filed with the Commission;

(d)         (A) to pay the registration fees for this Offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act) and in any event prior to the First Time of Delivery; and (B) to file the Final Prospectus, in a form approved by the Joint Representatives, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Joint Representatives, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A or 430B under the Securities Act, and to advise the Joint Representatives promptly of any such filing and provide satisfactory evidence to the Joint Representatives of such timely filing; and (C) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares;

(e)          if, at any time when a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any International Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify the Joint Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the International Underwriters and the dealers and any other dealers upon request of the Joint Representatives, such amendments or supplements so that the statements in the Final Prospectus as so amended or supplemented will comply with applicable law and will not be misleading in the light of the circumstances when the Final Prospectus is delivered to a prospective purchaser; and neither the Joint Representatives’ consent to, nor the International Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof;

(f)           to furnish to the Joint Representatives copies of each Registration Statement, and, so long as a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act, the Final Prospectus and all amendments and supplements to such documents, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein, and in such quantities as the Joint Representatives reasonably request; and the Final Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement, and all other such documents shall be so furnished promptly following a request by a Joint Representative once they are available in compliance with applicable private placement exemptions in each applicable jurisdiction;

(g)          if, during such period after the first date of the public offering of the Offer Shares as in the opinion of counsel for the International Underwriters, the Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Joint Representatives will furnish to the Company) to which Offer Shares may have been sold by the Joint Representatives on behalf of the International Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law;

(h)         during the Prospectus Delivery Period, to furnish to the Joint Representatives a copy of each such proposed Issuer Free Writing Prospectus, amendment or supplement for review reasonably in advance of making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, and not to make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Joint Representatives expressly and reasonably object in writing;

(i)             unless with the prior written consent of the Joint Representatives, not to make any offer relating to the Offer Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Joint Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule II hereto and any roadshow material that is a “written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Joint Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Joint Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433(d) and Rule 433(g) under the Securities Act. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Joint Representatives and, if requested by the Joint Representatives, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act;

(j)            to advise the Joint Representatives promptly, and to confirm such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction for amendments or supplements to the General Disclosure Package or the Final Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible, including, without limitation, by amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the International Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(k)         not to give any preferential treatment to any placee and its close associates by virtue of its relationship with the Company in any allocation in the placing tranche unless otherwise permitted to do so under the Listing Rules or any waivers granted by the SEHK;

(l)             to comply with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and/or any other applicable Law;

(m)     as soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(n)         for so long as the Shares are outstanding, to file with the SEHK, the SFC and any other relevant Authority in Hong Kong and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding;

(o)         to apply the net proceeds from the sale of the Offer Shares in the manner set forth in the section of each of the General Disclosure Package and the Final Prospectus headed “Use of Proceeds”;

(p)         not to be or become, and not to invest, or otherwise use the proceeds received by the Company from its sale of the Offer Shares in such a manner as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act;

(q)         not to, and to cause the Controlled Entities not to, directly or indirectly, use the proceeds from the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Controlled Entity, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions (except for conducting the Group’s dealings and transactions with its customers or suppliers that are the subject or target of any sanctions or requirements imposed by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) (including, without limitation, designation on the BIS “Entity List” or “ Denied Persons List”), provided that such dealings and transactions are not in violation of the Sanctions) or to fund or facilitate any activities of or business in any Sanctioned Country; or (ii) in any other manner that will result in a violation by any person (including any person participating in the Global Offering, including, without limitation, the Hong Kong Underwriters, the International Underwriters and their respective directors, officers, employees, Affiliates and/or agents) of the Sanctions.

(r)            not to, and to cause any of its directors, officers, employees, Affiliates and/or agents not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the General Disclosure Package and the Final Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the International Offering Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(s)           For the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date (the “Lock-Up Period”), or such earlier date that the Joint Representatives (for themselves and on behalf of the Underwriters) consent to in writing, and unless in compliance with the requirements of the Listing Rules, the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, pledge, contract to sell or otherwise dispose of the Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase the Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, other than (a) registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to the Share Incentive Plans and (b) registration statements on Form F-6 to register additional ADSs, or (vi) enter into any transaction with the same economic effect as any transaction specified in (i) to (v) above, without the prior written consent of the Joint Representatives, provided, however, that the Company shall be permitted during the Lock-Up Period to (1) sell, or cause to be sold, the Offer Shares to be sold and/or issued hereunder, (2) issue ADSs upon conversion of Shares into ADSs, (3) issue securities upon conversion of convertible securities or convertible preferred shares outstanding on the date of this Agreement, (4) grant or issue Shares or ADSs pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted share units (including net settlement) granted under the Share Incentive Plans, or the grant of options to purchase Shares, restricted shares, restricted share units or any other equity-linked rights issuable under the Share Incentive Plans, including the effect of one or more bulk issuances of Shares, or ADSs upon deposit of Shares with the Depositary, and delivered to the Company’s brokerage accounts existing on the date hereof, in contemplation of future issuance under the Share Incentive Plans, (5) effect any capitalization issue, capital reduction or consolidation or sub-division of the Shares, (6) issue any securities in connection with the Company’s acquisition of one or more businesses, assets, products or technologies, or in connection with any joint ventures, commercial relationships or other strategic corporate transactions involving the Company, provided that the recipients of such securities execute a lock-up agreement in favor of the Underwriters containing substantially the same obligations as those set forth in Exhibit D hereto.

(t)            with the prior written consent of the Company, the Joint Representatives may release or waive the restrictions set forth in a lock-up letter described in Section 7(u) for any party thereunder; if the Joint Representatives, with prior written consent of the Company, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(u) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver;

(u)         not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(v)         not to take, directly or indirectly, any action designed to or that would constitute or which could reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or otherwise, take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance, Regulation M under the Exchange Act or otherwise; for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(w)       upon request of any International Underwriter, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters is permitted to use the License for the purposes of identifying the Company in such International Underwriter’s list of completed deals posted on its website or contained in other materials prepared by such International Underwriter;

(x)         to use its best efforts to have the Shares approved for listing on the SEHK by the First Time of Delivery and to maintain such listing on the SEHK and the listing of the ADSs on Nasdaq;

(y)         to use its best efforts to qualify the International Offer Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Joint Representatives shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(z)          to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against any documentary, stamp, registration or similar issuance or transfer Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the Cayman Islands or the United States or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer, sale (including initial resale) and distribution of the Offer Shares (other than as may arise in connection with any deferred settlement arranged by the International Underwriters and purchasers in the International Offering) as contemplated in each of the General Disclosure Package and the Final Prospectus and the execution, delivery and performance of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale (including initial resale) of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts); for the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any International Underwriter.

5.               Deferred Settlement.

(a)                          If the Settlement Agent (acting on behalf of the International Underwriters) in its sole discretion determines that delivery of any part of the Shares (the number of which shall be no more than the number of the Option Shares) should be made on a date (the “Delayed Delivery Date”) later than the Listing Date, the Settlement Agent may notify STT GDC in writing (i) no later than two business days prior to the Listing Date the number of Shares which will be deferred in delivery to STT GDC (the “Deferred Shares”) and (ii) no later than two business days prior to the actual Delayed Delivery Date, the Delayed Delivery Date, provided that the Delayed Delivery Date shall be no later than five business days following the last day on which the Over-allotment Option may be exercised.

(b)                          Unless otherwise agreed in writing by the Company, STT GDC and the Settlement Agent, the delivery of the Deferred Shares to STT GDC will be made through the facilities of Hong Kong Securities Clearing Company Limited for credit to such account or accounts in the Central Clearing and Settlement System designated by STT GDC in writing.

6.               Expenses.  The Company will pay or cause to be paid all costs, expenses, fees, charges and Taxation (but in the case of Taxation, only to the extent provided in Section 6(q) hereof and excluding any Taxation imposed in respect of net income or profit, business Taxes or other Taxes of a similar nature) in connection with or incidental to the Global Offering, the registration of the Shares under the Securities Act and this Agreement and the transactions contemplated thereby or hereby, including, without limitation, the following:

(a)                            the sponsor fee and accrued out of pocket expenses payable to the Joint Sponsors under the Sponsors Engagement Letter (which for the avoidance of doubt shall be included within and shall be deducted from the Underwriting Commission);

(b)                          fees, disbursements and expenses of KPMG Huazhen LLP (the “Auditors”) and KPMG (the “Reporting Accountants”);

(c)                           fees, disbursements and expenses of the Hong Kong Registrar and the White Form eIPO Service Provider;

(d)                          fees, disbursements and expenses of all legal advisers to the Company and the fees, disbursements and expenses of O’Melveny & Myers and Fangda Partners, legal advisers to the Joint Representatives, the Joint Sponsors, and the Underwriters (which shall include, among other things, the filing fees incident to, and the fees and disbursements of the legal advisers to the Joint Representatives, the Joint Sponsors, and the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Offer Shares, which amount shall not exceed US$20,000 in the aggregate);

(e)                           fees, disbursements and expenses of the Internal Controls Consultant;

(f)                            fees, disbursements and expenses of the Industry Consultant;

(g)                           fees, disbursements and expenses of any public relations consultants;

(h)                          fees, disbursements and expenses of the Receiving Bank and the Nominee;

(i)                              fees, disbursements and expenses of any translators;

(j)                             fees, disbursements and expenses for conducting litigation and winding-up searches;

(k)                          fees, disbursements and expenses of other agents and advisers of the Company relating to the Global Offering, including the depositary bank;

(l)                              fees, disbursements and expenses related to the application for listing of the Offer Shares on the SEHK and the maintenance of a listing on the SEHK, the filing or registration of any documents with any relevant Authority and the qualification of the Offer Shares in any jurisdiction;

(m)                      costs and expenses of all roadshow, presentations, meetings and other investor communications undertaken in connection with the marketing of the offering and sale of the Offer Shares;

(n)                          all printing and advertising costs and expenses (including all fees, disbursements and expenses of the financial printer retained for the Global Offering);

(o)                          all costs of preparation, printing, despatch and distribution of the Application Proof, the PHIP, any Blue Sky memorandum, the Registration Statement, the Base Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus in all relevant jurisdictions, and all amendments and supplements thereto;

(p)                          all costs and expenses related to preparation, printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(q)                          the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable, in respect of the creation, issue, sale and delivery of the Offer Shares;

(r)                             all CCASS transaction fees payable in connection with the Global Offering;

shall be borne by the Company, and the Company shall pay or cause to be paid all such costs, expenses, fees, charges and Taxation.

For the avoidance of doubt, except as stated above, the Company will not pay any costs and expenses of the Joint Representatives, the Joint Sponsors, and the Underwriters, including any travel and lodging expenses of the representatives and officers of the Joint Representatives, the Joint Sponsors, and the Underwriters in the process of and in connection with the Global Offering contemplated by this Agreement and the Hong Kong Underwriting Agreement.

7.               Conditions of the International Underwriters’ Obligations.  The several obligations of the International Underwriters hereunder are subject to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate and not misleading at and as of, the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery, to the performance by the Company of all its obligations and undertakings hereunder and to the following additional conditions precedent; provided, however, that the Joint Representatives may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 7:

(a)         The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and, to the best knowledge of the Company after due inquiry, no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Representatives;

(b)         the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of an executive officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in the form set forth in Exhibit A hereto;

(c)          the Company shall, on the date of this Agreement, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of its Chief Financial Officer, dated the date hereof, the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Representatives, and in the form set forth in Exhibit B hereto;

(d)         the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of its Company Secretary, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative and in the form set forth in Exhibit C hereto;

(e)          the Company shall have furnished to the Joint Representatives such other documents and certificates as to the accuracy and completeness of any statement in each of the General Disclosure Package, the Registration Statement and the Final Prospectus at and as of the First Time of Delivery and, if applicable, each Additional Time of Delivery, as the Joint Representatives and the Joint Sponsors may reasonably request;

(f)           subsequent to the execution and delivery of this Agreement or the earlier of the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus and prior to the applicable Time of Delivery, there shall not have occurred any event or condition of a type described in Section 8 hereof or that would give rise to a right of termination under Section 8 hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto).

(g)          subsequent to the execution and delivery of this Agreement or the earlier of the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus and prior to the applicable Time of Delivery, there shall not have been any adverse legislative or regulatory developments, related to the PRC Mergers and Acquisition Rules, the effect of which development is, in the reasonable judgment of the Joint Representatives, so material and adverse as to make it or is likely to make it impractical, inadvisable or inexpedient to proceed with the offering, sale or delivery of the Offer Shares at the applicable Time of Delivery on the terms and in the manner contemplated by this Agreement.

(h)         Simpson Thacher & Bartlett LLP, counsel for the Company as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative and in form and substance satisfactory to the Joint Representatives;

(i)             Simpson Thacher & Bartlett LLP, counsel for the Company as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(j)            Simpson Thacher & Bartlett, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors, the Joint Representatives and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(k)         King & Wood Mallesons, counsel for the Company as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(l)             Conyers Dill & Pearman, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(m)     O’Melveny & Myers, counsel for the International Underwriters as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(n)         O’Melveny & Myers, counsel for the International Underwriters as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(o)         O’Melveny & Myers, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(p)         Fangda Partners, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(q)         the Joint Representatives shall each have received from KPMG Huazhen LLP comfort letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, and addressed to the Joint Sponsors, Joint Representatives and the International Underwriters (with executed originals for each Joint Representative), and in form and substance satisfactory to the Joint Representatives, which letters shall cover, without limitation, the various financial disclosures contained in each of the General Disclosure Package and the Final Prospectus;

(r)            no Preliminary Prospectus , Issuer Free Writing Prospectus or Final Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall have been filed to which the Joint Representatives shall have reasonably objected in writing;

(s)           none of the directors of the Company has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect;

(t)            the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

(u)         each party set forth in Schedule IV attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the applicable form attached as Exhibit D hereto;

(v)         the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder.

(w)       subsequent to the respective dates of which information is given in the General Disclosure Package and the Final Prospectus, the Company shall not have purchased any of its issued capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock of any class, nor transferred or distributed any cash or other assets to any third party or affiliate outside of the ordinary course of its business.

8.               Effective Date of Agreement; Termination.

(a)         This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)         The Joint Representatives (on behalf of the International Underwriters) shall be entitled, by giving written notice to the Company, to terminate this Agreement with immediate effect if prior to 8:00 a.m. on the Listing Date: (i) a suspension or material limitation in trading in securities generally on any of the New York Stock Exchange, the Nasdaq Global Market, or The Stock Exchange of Hong Kong Limited; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Market; (iii) a general moratorium on commercial banking activities declared by the United States Federal or New York State authorities, the Cayman Islands or Hong Kong or PRC authorities, (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong or the PRC; (v) there is a prohibition by a competent Authority on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares pursuant to the terms of the Global Offering or listing and trading of the Shares on the Main Board of the Stock Exchange; (vi) the outbreak or escalation of hostilities involving the United States, Hong Kong or the PRC or the declaration by the United States or the PRC of a national emergency or war, or the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Hong Kong or the PRC; or (vii) the occurrence of an event that could be a material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, results of operations, position or condition, financial or otherwise, or performance of the Company and the other members of the Group, taken as a whole, if the effect of any such event specified in clause (vi) or (vii) in the Joint Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the Global Offering.

9.               Increase in International Underwriters’ Commitments.  Subject to Sections 7 and 8 hereof, if any International Underwriter shall default in its obligation to take up and pay for the International Offer Shares to be purchased by it hereunder at any Time of Delivery (other than for a failure of a condition precedent set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under subsection (c) of Section 8 hereof) and if the total number of International Offer Shares which such defaulting International Underwriter or International Underwriters shall have agreed but failed to take up and pay for does not exceed 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder at such Time of Delivery, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to the following paragraph) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Joint Representatives may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting International Underwriters in Schedule I-B hereto.

The Company may, in consultation with the Joint Representatives, select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Representatives consider necessary to be made to the General Disclosure Package, the Final Prospectus and/or other documents can be made, and other necessary arrangements may be effected, and the Company agrees to make promptly any such changes or arrangements.

The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 9 with like effect as if such substituted International Underwriter had originally been named as Underwriters hereto.

If the aggregate number of International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, and if the Company shall not make arrangements to select a new International Underwriter or International Underwriters within the period of seven business days stated above for the purchase of all the International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Section 10 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 10 hereof) or to any other International Underwriter hereunder. Nothing in this Section 9, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

10.        Indemnity and Contribution.

(a)         The Company will indemnify and hold harmless each International Underwriter and its Affiliates and their respective directors, officers, employees and agents and each person, if any, who controls such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which such Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, Road Show Materials, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment to or supplement of any of the foregoing, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written to the Company by any International Underwriter through the Joint Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any International Underwriter consists of the information described as such in Section 11 hereof.

(b)         Each International Underwriter will severally (and not jointly or jointly and severally) indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other U.S. Federal or state statutory law or regulation or otherwise, or with respect to any Authority, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, Road Show Materials, or any amendment to or supplement of any of the foregoing, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such International Underwriter furnished to the Company by such International Underwriter through the Joint Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any International Underwriter consists of the information described as such in Section 11 hereof.

(c)          Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Joint Representatives. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)         If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b)  in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other from the International Offering or  if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other in connection with the International Offering shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters. The relative fault of the Company on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offer Shares purchased by such International Underwriter in the International Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(d).

11.        Information Furnished by the International Underwriters.  The Company acknowledges and agrees that for the purposes of this Agreement (including Section 10), the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Joint Representatives expressly and specifically for use in the Registration Statement, the General Disclosure Package, the Final Prospectus, the Road Show Materials, is the name, logo and address of such International Underwriter appearing in the Registration Statement, the General Disclosure Package, the Final Prospectus and the information contained in the second and third paragraphs under “Underwriting—Activities by Underwriters” of the Prospectus.

12.        Notices.  In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Representatives.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or facsimile, and

(A) if to the Joint Representatives or the International Underwriters, shall be sufficient in all respects if delivered or sent to:

JPMAP at 28/F, Chater House, 8 Connaught Road, Central, Hong Kong, Attention: ECM/ECM Syndicate, Facsimile: +852 2810 8819;

MLAP at 55/F Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong, Attention: Catherine Wang, Facsimile: +852 3009 0863;

CICC at 29/F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong, Attention: Jiangyue Liu, Facsimile: +852 2872 2101; and

HTIS at 22/F Li Po Chun Chambers, 189 Des Voeux Road, Central, Hong Kong, Attention: Equity Capital Markets, Facsimile: +852 2973 6741;

(B) if to the Joint Sponsors, shall be sufficient in all respects if delivered or sent to:

JPMFE at 28/F, Chater House, 8 Connaught Road, Central, Hong Kong, Attention: David Pak Wai Lau, Facsimile: +852 2810 8819;

MLFE at 55/F, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong, Attention: Catherine Wang, Facsimile: +852 3009 0863;

CICC at 29/F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong, Attention: Jiangyue Liu, Facsimile: +852 2872 2101; and

HTIC at 8/F Li Po Chun Chambers, 189 Des Voeux Road, Central, Hong Kong, Attention: Alan Fu, Facsimile: +852 2526 4652;

(C) if to the Company, shall be sufficient in all respects if delivered or sent to:

F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People’s Republic of China, Attention: General Counsel, +86-21-2029-2588

provided, however, that any notice to an International Underwriter pursuant to subsection (c) of Section 10 hereof shall be delivered or sent to such International Underwriter at its address or facsimile number previously provided to the Joint Representatives, which address or facsimile number will be supplied to the Company by the Joint Representatives upon request.

13.        Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.        Submission to Jurisdiction; Waiver of Immunity.  Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each a “New York Court”), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company irrevocably consents to the jurisdiction of the New York Courts and personal service, and waives any objection to any New York Court on grounds of inconvenient forum or otherwise, with respect thereto. The Company agrees that any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder shall have the sole and absolute right to join the Company as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any New York Court by any third party against such International Underwriter or Indemnified Party or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Company in such action, proceeding, claim or counterclaim. The Company hereby irrevocably consents to personal jurisdiction, service and venue in any New York Court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder. Each International Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and Affiliates) irrevocably waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company has appointed, without power of revocation, Cogency Global Inc., as its agent (the “Authorized Agent”) to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and commenced, prosecuted or continued in any New York Court.

15.        Judgment Currency Indemnity.  In respect of any judgment or order or award given or made for any amount due hereunder to the International Underwriters that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company shall, indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such International Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16.        Taxes.  All payments to be made by the Company under this Agreement and the Hong Kong Underwriting Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes, unless the Company is required by Laws to deduct or withhold such Taxes. If any Tax is required by any Law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement is received by the International Underwriters, the Hong Kong Underwriters, the Joint Sponsors, or the Joint Representatives, as applicable. If an International Underwriter, a Hong Kong Underwriter, a Joint Sponsor, or a Joint Representative (each a “Taxable Person”) is required by any PRC Authority to pay any PRC Taxes solely as a result of this Agreement or the Hong Kong Underwriting Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement to be paid to such Taxable Person is received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Taxable Person reasonably requests, reasonably promptly making available to such Taxable Person notices received from any PRC Authority and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant PRC Authority in settlement of such PRC Taxes, and reasonably promptly forwarding to such Taxable Person for record an official receipt issued by the relevant tax authority or other official document evidencing such payment. However, no additional amount(s) will be payable pursuant to this paragraph for or on account of (i) any income taxes of or other Taxes imposed on a Taxable Person as a result of such Taxable Person having a present or former connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder or (ii) any Taxes to the extent imposed as a result of the failure of a Taxable Person to timely provide information or certification requested by the Company that such Taxable Person could have legally provided and would have reduced or eliminated such Taxes, or otherwise comply with the applicable Laws relating to Taxation.

17.        No Fiduciary Relationship.  The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the International Offer Shares, and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Representatives, and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Representatives, or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives, or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Representatives, and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Representatives, or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company, on the one hand, and the International Underwriters, the Joint Representatives, or the Joint Sponsors, as applicable, on the other hand, agree that the International Underwriters, the Joint Representatives, or the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company (except and solely, with respect to the International Underwriters, for the limited purposes set forth in Section 1(a) hereof, and, with respect to the Joint Representatives, for the limited purposes of making payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Sections 2(a) and 2(b) hereof) nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Joint Representatives, and the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Representatives, or the Joint Sponsors has advised or is currently advising the Company on other matters).

The Company further acknowledges and agrees that the International Underwriters, the Joint Representatives, and the Joint Sponsors are not advising the Company, their respective directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives, and the Joint Sponsors and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Representatives, and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives, and the Joint Sponsors and shall not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the International Underwriters, the Joint Representatives, and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

Notwithstanding anything in this Agreement, none of the Joint Representatives, the Joint Sponsors, the International Underwriters and any other Indemnified Party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offering Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

18.        Bail-in Action.  Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the BRRD Parties and the BRRD Counterparties, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)         the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to any BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)      the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)      the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such BRRD Parties or another person, and the issue to or conferral on the relevant BRRD Counterparties of such shares, securities or obligations;

(C)      the cancellation of the BRRD Liability;

(D)      amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)         the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used herein,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparties” refers to any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Parties” refers to the relevant Joint Representative and International Underwriters to which the BRRD applies and each a “BRRD Party”;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Parties.

19.        Recognition of the U.S. Special Resolution Regimes.

(a)         In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.        EU Blocking Regulation.  Each International Underwriter and the Company agree and confirm that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained Schedule III clause (gg) of this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (the “EU Blocking Regulation”) or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or the United Kingdom.

21.        Time of the Essence.  Time shall be of the essence of this Agreement.

22.        Counterparts.  This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

23.        Entire Agreement.  This Agreement constitutes the entire agreement between the Company, the Joint Sponsors, the Joint Representatives and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the International Offer Shares by the International Underwriters and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

24.        Parties at Interest; Successors and Assigns.  This Agreement herein set forth has been and is made solely for the benefit of the Company, the Joint Sponsors, the Joint Representatives, the International Underwriters, and to the extent provided in Section 10 hereof, the controlling persons, directors, officers and Affiliates referred to in such Section of, and each person who controls, any International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement.

If the foregoing correctly sets forth the understanding among the Company, the Joint Sponsors, the Joint Representatives and the International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company, the Joint Sponsors, the Joint Representatives and the International Underwriters, severally (and not jointly or jointly and severally).

[Signature pages to follow]

Very truly yours,

For and on behalf of

GDS HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for and on behalf of itself and as a Joint Representative of each of the other International Underwriters

J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for and on behalf of itself as an International Underwriter

J.P. MORGAN SECURITIES PLC

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for and on behalf of itself as an International Underwriter

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Sponsor

J.P. MORGAN SECURITIES (FAR EAST) LIMITED

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for and on behalf of itself and as a Joint Representative of each of the other International Underwriters

MERRILL LYNCH (ASIA PACIFIC) LIMITED

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Sponsor

MERRILL LYNCH FAR EAST LIMITED

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Sponsor and as a Joint Representative of each of the other International Underwriters

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for and on behalf of itself and as a Joint Representative of each of the other International Underwriters

HAITONG INTERNATIONAL SECURITIES COMPANY LIMITED

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

Accepted and agreed to as of the date first written above, for and on behalf of itself as a Joint Sponsor

HAITONG INTERNATIONAL CAPITAL LIMITED

By:
Name:
Title:

[Signature Page to the International Underwriting Agreement]

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

	Shares to be Sold
Underwriter	Number	%
J.P. Morgan Securities (Asia Pacific) Limited	1,803,981	1.13%
J.P. Morgan Securities plc	43,180,036	26.99%
J.P. Morgan Securities LLC	—	—
Merrill Lynch (Asia Pacific) Limited	27,819,064	17.39%
China International Capital Corporation Hong Kong Securities Limited	27,819,064	17.39%
Haitong International Securities Company Limited	17,756,849	11.10%
ABCI Securities Company Limited	3,280,000	2.05%
BOCI Asia Limited	6,320,000	3.95%
CCB International Capital Limited	5,120,000	3.20%
China Everbright Securities (HK) Limited	336,000	0.21%
CLSA Limited	336,000	0.21%
CMB International Capital Limited	3,280,000	2.05%
Cowen and Company, LLC	3,230,778	2.02%
DBS Asia Capital Limited	1,801,481	1.13%
Guotai Junan Securities (Hong Kong) Limited	336,000	0.21%
ICBC International Securities Limited	5,120,000	3.20%
Orient Securities (Hong Kong) Limited	3,280,000	2.05%
Raymond James & Associates, Inc.	1,260,791	0.79%
RBC Capital Markets, LLC	5,043,165	3.15%
Truist Securities, Inc	1,260,791	0.79%
UOB Kay Hian (Hong Kong) Limited	1,280,000	0.80%
Zhongtai International Securities Limited	336,000	0.21%
Total	160,000,000	100.00%

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS AND HONG KONG UNDERWRITERS

	Firm Shares to be Sold		Hong Kong Offer Shares to be Sold
Underwriter	Number	%	Number	%
J.P. Morgan Securities (Asia Pacific) Limited	—	—	1,803,981	22.55%
J.P. Morgan Securities plc	43,180,036	28.41%	—	—
J.P. Morgan Securities LLC	—	—	—	—
Merrill Lynch (Asia Pacific) Limited	26,703,444	17.57%	1,115,620	13.95%
China International Capital Corporation Hong Kong Securities Limited	26,703,444	17.57%	1,115,620	13.95%
Haitong International Securities Company Limited	17,044,751	11.21%	712,098	8.90%
ABCI Securities Company Limited	3,116,000	2.05%	164,000	2.05%
BOCI Asia Limited	6,004,000	3.95%	316,000	3.95%
CCB International Capital Limited	4,864,000	3.20%	256,000	3.20%
China Everbright Securities (HK) Limited	319,200	0.21%	16,800	0.21%
CLSA Limited	319,200	0.21%	16,800	0.21%
CMB International Capital Limited	3,116,000	2.05%	164,000	2.05%
Cowen and Company, LLC	3,230,778	2.13%	—	—
DBS Asia Capital Limited	—	—	1,801,481	22.52%
Guotai Junan Securities (Hong Kong) Limited	319,200	0.21%	16,800	0.21%
ICBC International Securities Limited	4,864,000	3.20%	256,000	3.20%
Orient Securities (Hong Kong) Limited	3,116,000	2.05%	164,000	2.05%
Raymond James & Associates, Inc.	1,260,791	0.83%	—	—
RBC Capital Markets, LLC	5,043,165	3.32%	—	—
Truist Securities, Inc	1,260,791	0.83%	—	—
UOB Kay Hian (Hong Kong) Limited	1,216,000	0.80%	64,000	0.80%
Zhongtai International Securities Limited	319,200	0.21%	16,800	0.21%
Total	152,000,000	100.00%	8,000,000	100.00%

SCHEDULE II-A

GENERAL USE ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE GENERAL DISCLOSURE PACKAGE)

1.                          None.

OTHER INFORMATION INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

1.                          The International Offering Price is HK$80.88.

2.                          The number of Firm Shares is 152,000,000.

SCHEDULE II-B

LIMITED USE ISSUER FREE WRITING PROSPECTUS

None.

SCHEDULE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and undertakes to the Joint Sponsors, the Joint Representatives, the International Underwriters and each of them as follows:

(a)              Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the General Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Joint Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof.

(b)              General Disclosure Package.    The General Disclosure Package as of the Applicable Time did not, and as of the Time of Delivery and as of each Additional Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Joint Representatives expressly for use in such General Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof. No statement of material fact included in the Prospectus has been omitted from the General Disclosure Package and no statement of material fact included in the General Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)               Issuer Free Writing Prospectus and Rule 163B Communication.    Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto, any materials used in any road show as defined in Rule 433(h) under the Securities Act (“Road Show Materials”) and any other written communications approved in writing in advance by the Joint Representatives. Each such Issuer Free Writing Prospectus, as set forth in Schedule II, complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus. Each Issuer Free Writing Prospectus and each Rule 163B Communication, when considered together with the General Disclosure Package, did not, and as of the Time of Sale and as of each Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Joint Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof.

(d)              Registration Statement and Prospectus.    The registration statement as amended to the date of this Agreement, including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Final Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Final Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “General Disclosure Package” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the General Disclosure Package, any Preliminary Prospectus or the Final Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act (as defined below), that are incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (including any prospectus wrapper), or any amendment of or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s best knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Time of Delivery and as of each Additional Time of Delivery, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Joint Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof.

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(e)               Incorporated Documents.    The documents incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                Financial Statements.    The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries, consolidated variable interest entities and the subsidiaries of the consolidated variable interest entities (collectively, the “Controlled Entities”) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its Controlled Entities as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its Controlled Entities and presents fairly the information shown thereby.

(g)               Non-GAAP Financial Measures.    All non-GAAP financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act.

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(h)              No Material Adverse Change.    Since the end of the period covered by the most recent audited financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change in the share capital (other than Ordinary Shares in connection with share-based awards pursuant to existing equity incentive plans as described in the Registration Statement, the General Disclosure Package and the Prospectus), short-term debt, long-term debt, net current assets or net assets of the Company or any of its Controlled Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital; (ii) there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Controlled Entities taken as a whole; (iii) neither the Company nor any of its Controlled Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Controlled Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Controlled Entities taken as a whole; (iv) neither the Company nor any of its Controlled Entities has sustained any loss or interference with its business that is material to the Company and its Controlled Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(i)                  Good Standing of the Company.    The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. No change will be made to any such constitutional documents on or after the date of this Agreement through and including the Time of Delivery and each Additional Time of Delivery.

(j)                 Controlled Entities.    The Company does not own or control, directly or indirectly, any corporation, partnership, joint venture, association or other entity, which is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act, except as disclosed in any of the Registration Statement, the General Disclosure Package and the Prospectus. Each Controlled Entity of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and except as disclosed in any of the Registration Statement, the General Disclosure Package and the Prospectus, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). All of the issued and outstanding share capital or other equity interests of each Controlled Entity of the Company has been duly authorized and validly issued and is paid in accordance with its articles and nonassessable; except as disclosed in any of the Registration Statement, the General Disclosure Package and the Prospectus, the share capital or other equity interests of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any lien, charge, defect, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; the share capital of each consolidated variable interest entity is owned by such individuals as disclosed under “Item 4. Information on the Company—C. Organizational Structure” of the 2019 Form 20-F, incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of any lien, charge, defect, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for those encumbrances on the equity interests of such consolidated variable interest entity as provided in the Control Agreements (as defined below); the share capital or other equity interests of each subsidiary of a consolidated variable interest entity is owned by one or more consolidated variable interest entities, directly or through subsidiaries, free and clear of any lien, charge, defect, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; and the memorandum and articles of association or other constitutional or organizational documents of each Controlled Entity of the Company comply with the requirements applicable in their respective jurisdictions of incorporation and are in full force and effect.

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(k)              Capitalization.    The Company has an authorized share capital as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization” ; all the outstanding Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of its Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)                  Corporate Structure and Contractual Arrangements.    Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, each of the current contractual arrangements and agreements enabling the Company to exercise effective control over and consolidate the financial statements of the consolidated variable interest entities and their respective subsidiaries (collectively, the “Control Agreements”) has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and does not violate any requirements of laws of the People’s Republic of China (the “PRC”). Each of the parties to the Control Agreements has the power and capacity (corporate or otherwise) to enter into and to perform its obligations under such Control Agreements and has, to the extent applicable, taken all necessary corporate actions to authorize the performance of the Control Agreements. All required Authorizations (as defined below) in respect of the Control Agreements to ensure the legality and enforceability of each of the Control Agreements have been duly obtained and no further Authorizations are required in connection with the Control Agreements or the performance of the terms thereof and no stamp duty or similar tax is required to be paid in connection with the Control Agreements, except that the future exercise of the call options under the Control Agreements shall be approved and/or registered by the relevant Governmental Agencies (as defined below) and the equity pledge under the Control Agreements shall be continually registered with the relevant Governmental Agencies. The execution, delivery and performance of each of the Control Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, did not, do not and will not (A) result in any violation of the memorandum and articles of association, charter, by-law or other constituent documents (if any) or Authorizations of any of the parties to the Control Agreements; (B) except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, result in any violation of, or penalty under, any PRC laws; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which any of them is bound or to which any of their properties or assets is subject, except, in the case of (C) above, as would not, individually or in the aggregate, have a Material Adverse Effect. The corporate structure of the Company (including the shareholding structure of each of the Controlled Entities) as described in the Registration Statement, the General Disclosure Package and the Prospectus does not, and immediately following the offer and sale of the Shares will not violate, breach, contravene or otherwise conflict with any applicable PRC laws. There have been no legal, arbitration, government or other legal proceedings challenging the legality or validity of the corporate structure of the Company pending before or, to the Company’s best knowledge, threatened by, any governmental or regulatory authority or court (“Governmental Agency”), any arbitrator or any other person. None of the parties to the Control Agreements is in breach or default in the performance of any of the terms or provisions of such agreements, and none of the parties to any of the Control Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the Control Agreements, and, to the Company’s best knowledge, no such termination or non-renewal has been threatened by any of the parties thereto. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Controlled Entities, through its rights to authorize the shareholders of the Controlled Entities to exercise their voting rights.

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(m)          Share Awards.    With respect to the share awards granted pursuant to the employee performance incentive plans of the Company and its Controlled Entities, (i) each such grant was duly authorized by all necessary corporate action, including, as applicable, approval and/or ratification by the board of directors of the Company (the “Board of Directors”) (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the employee performance incentive plans and all applicable laws and regulatory rules or requirements, including the rules of the NASDAQ (as defined below) and the Listing Rules, and (iii) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, stock awards prior to, or otherwise coordinating the grant of share awards with, the release or other public announcement of material information regarding the Company or its Controlled Entities or their results of operations or prospects.

(n)              Due Authorization.    The Company has full right, power and authority to execute and deliver this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents, and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents and the consummation by it of the transactions contemplated hereby and thereby or by the Registration Statement, the General Disclosure Package and the Prospectus have been duly and validly taken.

(o)              Underwriting Agreements and Operative Documents.    Each of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company, enforceable with respect to the Company in accordance with its terms, subject to the Enforceability Exceptions.

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(p)              [Reserved]

(q)              The Shares.    The Shares to be issued and sold by the Company hereunder and all other outstanding shares of the Company have been duly authorized by the Company. The authorized share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. All outstanding shares of the Company are, and the Shares when issued and delivered and paid for as provided herein will be, duly and validly issued, fully paid and non-assessable and not subject to any security interest, other encumbrances or adverse claims, and such Shares will conform to the descriptions thereof included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The issuance of the Shares is not subject to any pre-emptive or similar rights of any security holder that have not been satisfied or waived.

(r)                 Description of the Underwriting Agreements and Operative Documents.    This Agreement, the Hong Kong Underwriting Agreement and the Operative Documents conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(s)                No Violation or Default.    Neither the Company nor any of its Controlled Entities is (i) in violation of its respective memorandum and articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any property or asset of the Company or any of its Controlled Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect and, in the case of clause (iii) only, subject to any express statements regarding noncompliance with licensing requirements by the Company or its Controlled Entities under the heading “Risk Factors—Risks Related to Doing Business in the People’s Republic of China” included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

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(t)                 No Conflicts.    The execution, delivery and performance by the Company of each of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents, the issuance and sale of the Shares by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents or the General Disclosure Package and the Prospectus will not (or did not) (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification, repurchase, repayment, redemption or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any property, right or asset of the Company or any of its Controlled Entities is subject, (ii) result in any violation of the provisions of the memorandum and articles of association or other constitutional or organizational documents of the Company or any of its Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)              No Consents Required.    Approval in principle has been obtained from the listing committee of the SEHK for the listing of, and permission to deal in, the Shares on the Main Board of the SEHK and such approval has not been revoked. No consent, approval, authorization, order, license, permit, registration, declaration, filing or qualification of or with any Governmental Agency (“Authorizations”), is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, and the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents, except for the final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK and the registration of the Shares under the Securities Act and such Authorizations as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(v)              Listing.    The Shares have been listed on the NASDAQ, and the Company is not aware of any notice of delisting.

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(w)            Legal Proceedings.    Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its Controlled Entities is or may be a party or to which any property of the Company or any of its Controlled Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Controlled Entities, could reasonably be expected to have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Shares; and no such Actions are threatened or, to the Company’s best knowledge, contemplated by any Governmental Agency or others; and there are no statutes, regulations, contracts or other documents or current or pending Actions that are required under the Securities Act to be described in or filed as exhibits to the Registration Statement, the General Disclosure Package or the Prospectus that are not so described or filed as exhibits in each of the Registration Statement, the General Disclosure Package or the Prospectus. None of the Company and the Controlled Entities, nor any person acting on behalf of any of them, has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or threatened, to withdraw, revoke or cancel any Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over the Company or any Controlled Entity or any of its properties or assets, or otherwise from or with any other persons, required in order to conduct the business of the Company or such Controlled Entity, unless such actions or steps or suits or proceedings would not, individually or in the aggregate, have a Material Adverse Effect.

(x)              Directors and Executive Officers.    To the Company’s best knowledge, the Company’s directors, director nominees and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director, director nominee or executive officer to be unsuitable for his or her position on the Board of Directors or in the Company.

(y)              Independent Accountants.    The Auditor, who has certified certain financial statements of the Company and its Controlled Entities and whose audit report on certain consolidated financial statements of the Group is included or incorporated by reference in the Offering Documents, is an independent registered public accounting firm with respect to the Company and its Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and as defined by the Hong Kong Institute of Certified Public Accountants and its rulings and interpretations.

(z)               Title to Real and Personal Property.    Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Controlled Entities have good and marketable title in fee simple (in the case of real property) to, or, have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets, that are material to the respective businesses of the Company and its Controlled Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Controlled Entities or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No single property, land or building of any kind owned, operated, managed or leased by the Group or that the Group has any right or interest therein has a carrying amount of 15% or above of the consolidated total assets of the Company as set out in the consolidated statement of financial position of the Group as of June 30, 2020 set forth in the Accountants’ Report for the purposes of determining whether a property valuation report under Chapter 5 of the Listing Rules is required; and the use of all properties owned or leased by each member of the Group is in accordance with its permitted use under all applicable Laws, unless such violation would not, individually or in the aggregate, have a Material Adverse Effect.

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(aa)       Title to Intellectual Property.    Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its Controlled Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, inventions, know-how, trade secrets, systems, procedures and proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, the “Intellectual Property”) used in the conduct of their respective businesses as presently conducted, or as proposed to be conducted in each of the Registration Statement, the General Disclosure Package and the Prospectus; (ii) the Company and its Controlled Entities’ conduct of their respective businesses does not, to the Company’s best knowledge, infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its Controlled Entities have not received any written notice of any claim relating to Intellectual Property; (iv) to the Company’s best knowledge, the Intellectual Property of the Company and its Controlled Entities is not being infringed, misappropriated or otherwise violated by any person; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vii) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (viii) none of the Intellectual Property used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) through (vii) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(bb)       No Undisclosed Relationships.    No relationship, direct or indirect, exists between or among the Company or any of its Controlled Entities, on the one hand, and the directors, executive officers, shareholders, customers, suppliers or other affiliates of the Company or any of its Controlled Entities, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package. Except as disclosed in any of the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not, directly or indirectly, including through any of the Controlled Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Controlled Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Controlled Entities; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of the Controlled Entities, or any family member or affiliate of any director or executive officer, that (x) is outstanding on the date hereof and (y) constitutes a material violation of any applicable law or regulation.

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(cc)         Investment Company Act.    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd)       Taxes.    The Company and its Controlled Entities have paid all national, provincial, state, municipal, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except (i) with respect to taxes that are currently being contested in good faith and with respect to which adequate reserves have been provided in accordance with U.S. GAAP or (ii) for any failure to pay such taxes or file such returns that would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Controlled Entities or any of their respective properties or assets, except for any tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s best knowledge, no tax investigation is currently pending against the Company or any of the Controlled Entities. The provisions included in the audited consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Prospectus included appropriate provisions required under U.S. GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable.

(ee)         Licenses and Permits.    Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Controlled Entities possess, and are in compliance with the terms of, all Authorizations that are necessary or material for the ownership or lease of their respective properties or the conduct of their respective businesses now conducted or as proposed to be conducted in each of the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Controlled Entities has received notice of any suspension, revocation or modification of any such Authorizations or has any reason to believe that any such Authorizations will be suspended, revoked, modified or not be renewed in the ordinary course, unless such suspension, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.  In particular, except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Controlled Entities have obtained all Authorizations required under PRC national and local laws, regulations and rules applicable to the provision of value-added telecommunications services, including, without limitation, internet data center licenses (“IDC Licenses”) that are held, or which coverage has been expanded to, all Controlled Entities to the extent such IDC Licenses are required pursuant to applicable laws, rules and regulations, including by virtue of the services provided by such Controlled Entities and the geographical scope of the services so provided. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s current business arrangement in relation to the provision of internet data center services, including the Controlled Entities that provide such services, the types and geographical scope of services so provided, and the Authorizations (including IDC Licenses) held by the Controlled Entities, does not violate any applicable laws, regulations and rules.

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(ff)           No Labor Disputes.    No labor disturbance by or dispute with Directors or employees of the Company or any of its Controlled Entities exists or, to the Company’s best knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Controlled Entities’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its Controlled Entities has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party. Except as described in the Offering Documents, each of the Company and the Controlled Entities has complied and is in compliance in all material respects with all applicable employment and labor Laws, including but not limited to Laws and related obligations relating to housing, provident fund, social insurance, severance, pension, retirement, death, social security or disability benefits or other employee benefits.

(gg)         No Undisclosed Benefits.    Except as disclosed in each of the Registration Statement, General Disclosure Package and Prospectus, neither the Company nor any of the Controlled Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities.

(hh)       Certain Environmental Matters.    Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its Controlled Entities (A) are, and at all prior times were, in compliance with any and all applicable laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all Authorizations required of them under any Environmental Laws to conduct their respective businesses; (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (D) are not conducting or paying for, in whole or in part, and investigation, remediation or other corrective action pursuant to any Environmental law at the location; and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Controlled Entities, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the General Disclosure Package and the Prospectus, (A) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its Controlled Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its Controlled Entities are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Controlled Entities, and (C) none of the Company or its Controlled Entities anticipates material capital expenditures relating to any Environmental Laws.

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(ii)               Disclosure Controls.    The Company and its Controlled Entities maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Controlled Entities have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The Group has established, maintained and evaluated, or by the Listing Date shall have established, maintained and evaluated effective disclosure and corporate governance controls and procedures to ensure that the Group complies in a timely manner with the applicable requirements of the Listing Rules, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable Law relating to disclosure of information and reporting obligations.

(jj)             Accounting Controls.    The Company, the Controlled Entities and the Board of Directors are in compliance with the Sarbanes-Oxley Act (as defined below) and all applicable rules of the NASDAQ. The Company and its Controlled Entities maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), that complies with the requirements of the Exchange Act, which are applicable to them, and that has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and its Controlled Entities maintain internal controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Company’s internal control over financial reporting. The internal controls are overseen by the Audit Committee (“Audit Committee”) of the Board of Directors in accordance with the rules of the NASDAQ. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which have materially adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board of Directors, a significant deficiency, material weakness, change in the design or operation of internal controls, or fraud involving management or other employees who have a significant role in the Company’s internal controls, or any violation of, or failure to comply with, Securities Laws.

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(kk)       eXtensible Business Reporting Language.    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)               Insurance.    Except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Controlled Entities have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance as described in the Registration Statement, the General Disclosure Package and the Prospectus, which insurance is in amounts and insures against such losses and risks in amounts and of the type as the Company and its Controlled Entities and their respective businesses, reasonably believe are prudent and customary for the businesses in which they are engaged; and all policies of insurance insuring the Company or any of its Controlled Entities or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Controlled Entities are in compliance with the terms of all such policies and instruments in all material respects, and there are no claims by the Company or any of its Controlled Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its Controlled Entities has (i) been refused any insurance coverage sought or applied for; (ii) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. There is no material insurance claim made by or against the Company or any of its Controlled Entities, pending, outstanding, or to the Company’s best knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

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(mm)                             No Unlawful Payments.    Neither the Company nor any of its Controlled Entities, nor any director, supervisor, officer, manager or employee of the Company or any of its Controlled Entities, nor, to the Company’s best knowledge, any representative, affiliate or other person acting on behalf of the Company or any of its Controlled Entities has, directly or indirectly, (i) used or authorized to use any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken, or will make or take, an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, giving of money, property, gifts, benefit or anything else of value to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, including in order to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, the Prevention of Bribery Ordinance (Cap 201 of the Laws of Hong Kong) or any other applicable anti-bribery or anti-corruption law; (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (v) will directly or indirectly use the proceeds of the offering of the Shares by the Company hereunder in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, giving of money, property, gifts, benefit or anything else of value, to any person in violation of any applicable anti-corruption law. The Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce adequate policies and procedures that are designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn)       Compliance with Anti-Money Laundering Laws.    The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organised and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), the applicable money laundering laws, rules and regulations of all jurisdictions where the Company or any of its Controlled Entities conducts business, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the USA Patriot Act of 2001, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Agency involving the Company or any of its Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the Company’s best knowledge, threatened. Neither the Company nor any of its Controlled Entities, nor any director, supervisor, officer, manager or employee of the Company or any of its Controlled Entities nor, to the Company’s best knowledge, any representative, affiliate or other person acting on behalf of the Company or any of its Controlled Entities has violated any Anti-Money Laundering Laws. To the extent required by applicable Anti-Money Laundering Laws, the Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Money Laundering Laws.

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(oo)       No Conflicts with Sanctions Laws.    (A) Neither the Company nor any of its Controlled Entities, directors, executive officers or employees, nor, to the Company’s best knowledge, any representative, affiliate or other person acting on behalf of the Company or any of its Controlled Entities is currently the subject or the target of (i) any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), (ii) any sanctions or measures imposed by the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority, the Cayman Islands Monetary Authority or other relevant sanctions authority, or (iii) any sanctions or requirements imposed by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) (including, without limitation, designation on the BIS “Entity List” or “Denied Persons List”) ((i), (ii) and (iii), collectively, “Sanctions”).  (B) No member of the Group nor any of their respective directors or officers, nor, to the Company’s best knowledge, any employee, agent, affiliate or other person associated with or acting on behalf of the Group, (i) is located, organized or resident in a country or territory that is the subject or target of comprehensive country- or territory-wide Sanctions, specifically Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”), (ii) is engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order relating to Sanctions.  (C) The Company will use the proceeds from the Global Offering in the manner as set forth in the Offering Documents and will not directly or indirectly use the proceeds of the offering of the securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions (except for conducting the Group’s dealings and transactions with its customers or suppliers that are the subject or target of the sanctions set forth in (A)(iii) above, provided that such dealings and transactions are not in violation of the Sanctions), (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as a subscriber, Joint Sponsor, Joint Representative, advisor, investor or otherwise) of the Sanctions.   (D) Neither the Company nor any of its Controlled Entities, nor any director, supervisor, executive officer, manager or employee of the Company or any of its Controlled Entities nor, to the Company’s best knowledge, any affiliate, representative or other person acting on behalf of the Company or any of its Controlled Entities, has violated any applicable laws and regulations imposing Sanctions, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.  (E) None of the issue and sale of the Offer Shares, the execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents and the consummation of any other transaction contemplated in connection with the Global Offering will result in a violation (including by any person or entity participating in the sale of the Offer Shares, whether as underwriter, advisor, investor or otherwise) of any of the Sanctions. For the past five years, the Company and its Controlled Entities have not knowingly engaged in and are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, has any connections with any country, person or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions, export control regulations, or similar restrictions (except for dealings and transactions with any of its customers or suppliers that is or was the subject or target of the sanctions set forth in (A)(iii) above, to the extent such dealings and transactions are not in violation of the Sanctions) or with any Sanctioned Country, or any person or entity in any Sanctioned Country or performing contracts in support of projects in or for the benefit of any Sanctioned Country. To the extent required by applicable laws and regulations imposing Sanctions, the Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable laws and regulations imposing Sanctions.

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(pp)       No Broker’s Fees.    Neither the Company nor any of its Controlled Entities is a party to any contract, agreement or understanding with any person (other than this Agreement and the Hong Kong Underwriting Agreement)) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq)       No Registration Rights.    No person has the right to require the Company or any of the Controlled Entities to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, except for such rights that have either been duly waived or complied with.

(rr)             No Stabilization.    None of the Company, the Controlled Entities and, to the Company’s best knowledge, any director, executive officer, agent, employee, affiliate or person acting on behalf the Company and the Controlled Entities, (A) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares; (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (C) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules or otherwise provided that the granting of the option to purchase Option Shares or other stabilization action taken by the Stabilization Manager or any person acting for it as stabilizing manager in accordance with Section 1(d) of this Agreement, the Listing Rules, the Securities and Futures Ordinance or any other applicable Laws in Hong Kong shall not constitute a breach of this subsection..

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(ss)           Margin Rules.    Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)             Accurate Disclosure.    The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforcement of Civil Liabilities,” “Item 4. Information on the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management,” “Item 7. Major Shareholders and Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The preceding sentence, insofar it relates to statements in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Underwriting”, does not apply to information furnished to the Company in writing by any Underwriter through the Joint Representatives expressly for use in the Registration Statement, the General Disclosure Package and the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof.

(uu)       Critical Accounting Policies.    The section entitled “Item 5. Operating and Financial Review and Prospects—Critical Accounting Policies” of the 2019 Form 20-F, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fully, in all material respects, describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Prospectus and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure.

(vv)       Liquidity and Capital Resources.    The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources” of the 2019 Form 20-F included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, fairly and accurately, in all material respects, describes all trends, demands, commitments, events, uncertainties and risks and the potential effects thereof known to the Company, that the Company believes would materially affect its liquidity and are reasonably likely to occur. The section entitled “Item 5.E. Operating and Financial Review and Prospects—Off-Balance Sheet Arrangements” of the 2019 Form 20-F, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, fairly and accurately, in all material respects, describes all off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities that are reasonably likely to have a material effect on the liquidity of the Company or its Controlled Entities or the availability thereof or the requirements of the Company or its Controlled Entities for capital resources.

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(ww)   No Transfer Taxes.    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, Hong Kong or the PRC, or any political subdivision or taxing authority thereof or therein, in connection with (A) the sale and delivery by the Company of the Shares to or for the respective accounts of the several Underwriters; (B) the allotment, issuance, sale and delivery by the several Underwriters of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement; or (C) the execution and delivery of this Agreement, except for Cayman Islands stamp duty payable if this Agreement is executed in or later brought into the Cayman Islands.

(xx)       Expressions of Opinion; Forward-Looking Statements.    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. All expressions of opinion, intention, expectation and forward-looking statements, forecasts and estimates (including, without limitation, the statements regarding the sufficiency of working capital and liquidity position, future plans, use of proceeds, critical accounting policies, prospects, dividends, material contracts, the impact of COVID-19, and the impact of the various economic and/or trade sanctions, export controls regulations and other restrictions imposed and/or threatened by the applicable Authorities) contained in each of the Registration Statement, the General Disclosure Package or the Prospectus or the responses to queries and comments raised by the SEHK and/or the SFC, (A) have been made after due, careful and proper consideration, (B)  based on reasonable grounds and assumptions, and (C)  there are no other facts or matters known to the Company or its directors the omission of which would or may make any such expression, statement, forecast or estimate misleading in any material respect.

(yy)       Operating Data.    All operating data of the Company and the Controlled Entities included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, including but not limited to, number of customers, number of data centers, area in service, area under construction, area committed, area pre-committed, commitment rate, pre-commitment rate, area utilized, utilization rate and average power density, are true and accurate in all material respects.

(zz)         Statistical and Market Data.    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, if any, is not based on or derived from sources that are reliable and accurate in all material respects.

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(aaa)                              Sarbanes-Oxley Act.    There is and has been no failure on the part of the Company or, to the Company’s best knowledge, any of the Company’s directors or executive officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bbb)                              No Sale, Issuance and Distribution of Shares.    Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than the share-based awards issued or granted pursuant to the employee performance incentive plans or shares issued pursuant to outstanding options, rights or warrants.

(ccc)   Status under the Securities Act.    At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer,” in each case, as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Time of Delivery.

(ddd)                              [Reserved]

(eee)   Use of Proceeds.    The application of the net proceeds received by the Company from the offering of Shares by the Company, as described in the Registration Statement, General Disclosure Package and Prospectus, will not (i) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its Controlled Entities, (ii) contravene or violate any applicable laws, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject or (iv) contravene or violate the terms or provisions of any Authorization applicable to any of the Company or any of the Controlled Entities, except in the case of clauses (iii) and (iv) above, where such contravention or default would not have a Material Adverse Effect.

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(fff)  Due Authorization of the Global Offering and the Registration Statement.    The Company has taken all necessary corporate and other actions to authorize, and has obtained all necessary approvals and authorizations (including approvals and authorizations from the shareholders of the Company and the Directors) in connection with, the Global Offering, the issuance and sale of the Offer Shares, the listing of the Shares on the Main Board of the SEHK, , and such approvals and authorizations are in full force and effect, and there is no reason to believe that any such approvals and authorizations may be revoked, suspended or modified. Each Registration Statement, the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus, and the filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus with the Commission, have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(ggg) No Unapproved Marketing Documents.    The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus filed as part of the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Joint Representatives have consented, as set forth on Annex A hereto.

(hhh)          Merger or Consolidation.    Neither the Company nor any of its Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed but not so disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii)    Termination of Contracts.    Neither the Company nor any of its Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Controlled Entities, or to the Company’s best knowledge, by any other party to any such contract or agreement.

(jjj)   No Immunity.    None of the Company, its Controlled Entities and any of their properties, assets or revenues is entitled to any right of immunity from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, from execution of a judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands, Hong Kong and the PRC.

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(kkk)          Enforcement of Foreign Judgments.    Any final judgment for a fixed sum of money rendered by a New York Court (as defined below) having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by PRC courts, subject to conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Prospectus and subject to the applicable provisions of the PRC Civil Procedures Law and the General Principles of Civil Law of the PRC relating to the enforceability of foreign judgments. It is not necessary that this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Court against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(lll)    Valid Choice of Law.    The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the PRC and will be honored by courts in the PRC, subject to the conditions and restrictions under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Prospectus and subject to applicable provisions of the Civil Procedure Law and the General Principles of Civil Law of the PRC relating to choice of foreign laws. The choice of the laws of the State of New York as the governing law of this Agreement and Deposit Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The Company has the power to submit, and pursuant to Section 14 of this Agreement and Section 18 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement or the offering of the Shares in the Borough of Manhattan in The City of New York, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof.

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(mmm)      SAFE Compliance.    Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and the Controlled Entities has taken all necessary steps to comply in all material respects with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are, or to the Company’s best knowledge, are directly or indirectly owned or controlled by, PRC residents or PRC citizens, and all of the participants of the Company’s share incentive plan, who are directors, supervisors, management or other employees of any of the Controlled Entities established in the PRC, with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”) in all material respects, including, without limitation, requiring each shareholder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen and each of the participants of the Company’s share incentive plan, who are directors, supervisors, management or other employees of any Controlled Entities established in the PRC, to complete any registration and other procedures required under applicable SAFE Rules and Regulations. Subject to the uncertainty as to the application and interpretation of the Notice on Issues Relating to the Administration of Foreign Exchange for Overseas Investment and Financing and Reverse Investment by Domestic Residents via Special Purpose Vehicles which was promulgated by the State Administration of Foreign Exchange of the PRC on July 4, 2014, each Controlled Entity of the Company established in the PRC has completed all relevant registration and other procedures required under SAFE Rules and Regulations. The Company has urged its current shareholders and beneficial owners of the Company who are, to the Company’s best knowledge, PRC residents or PRC citizens, to comply in all material respects with all registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company. Each Controlled Entity that acts as the domestic agent under Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, or SAFE Circular 7, has complied in all material respects with all applicable requirements under, and related to SAFE Circular 7.

(nnn)          PRC Mergers and Acquisitions Rules.    The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice and has fully communicated such legal advice to each of its directors and executive officers that signed the Registration Statement and each such director and executive officer has confirmed that he or she understands such legal advice. The issuance and sale of the Shares, the listing and trading of the Shares on the NASDAQ or the consummation of the transactions contemplated by this Agreement is not and will not be, as of the date hereof or on the Time of Delivery or the Additional Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules, subject to the disclosures under the heading “Risk Factors—Risks Related to Doing Business in the People’s Republic of China—The approval of the CSRC may be required under a PRC regulation. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions” in the Registration Statement, General Disclosure Package and Prospectus.

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(ooo)          FINRA Affiliation.    Except as described in the Registration Statement, General Disclosure Package and Prospectus, there are no affiliations or associations between (A) any member of the FINRA and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date a draft of the Registration Statement was initially confidentially submitted to the Commission. None of the net proceeds received by the Company from the sale of the Securities hereunder will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(ppp)          Indemnification and Contribution.    The indemnification and contribution provisions set forth in Section 10 hereof do not contravene PRC or Cayman Islands law or public policy.

(qqq)          PFIC Status.    The Company does not believe that it was classified as a passive foreign investment company as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year 2019. Based on the Company’s current projections of its income and assets, the value of its assets and the value of its outstanding Ordinary Shares and ADSs, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not expect to be classified as a passive foreign investment company as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year 2020 or in the foreseeable future.

(rrr)   No Restrictions on Controlled Entities; Payment of Dividends.    Except for those encumbrances on the consolidated variable interest entities as provided in the Control Agreements and except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no Controlled Entity of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Controlled Entity’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s properties or assets to the Company or any other Controlled Entity of the Company. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the share capital of the Company or the Controlled Entities may be paid by the Company or such Controlled Entity to the holders thereof outside the PRC in United States dollars and freely transferred out of the Cayman Islands, Hong Kong or the PRC; and except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, all such payments made to holders of the capital who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Authorization in the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein.

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(sss)  Legality.    Other than Cayman Islands court filings in the normal course of proceedings, the legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is incorporated or does business is not dependent upon (i) such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or (ii) any tax, imposition or charge being paid in any such jurisdiction on or in respect of any such document; provided that, in the case of clause (ii), all such documents remain outside the Cayman Islands.

(ttt)   Legal Action.    A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

(uuu)          Foreign Private Issuer.    The Company is a “foreign private issuer” within the meaning of each of Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act.

(vvv)          Cybersecurity; Data Protection.    The Company and the Controlled Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Controlled Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any third party, nor any material incidents under internal review or investigations relating to the same. The Company and the Controlled Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and the Controlled Entities have taken all necessary actions to prepare to comply with the European Union General Data Protection Regulation to the extent that it is applicable to the Company and the Controlled Entities (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability) as soon as they take effect.

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(www)        Internal Controls. Any issues identified and as disclosed in any internal controls report prepared by the Internal Control Consultant have been rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company with all applicable Laws, and no such issues have materially and adversely affected, or could reasonably be expected to materially and adversely affect, such controls and procedures or such ability to comply with all applicable Laws.

(xxx)          Provision of information. Neither the Company, nor, to the Company’s best knowledge, any of its directors, officers, employees, affiliates and/or agents, has (whether directly or indirectly, formally or informally, in writing or verbally) provided any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Offering Documents or publicly available, to any research analyst.

(yyy)          Any certificate signed by any executive officer of the Company and delivered to the Joint Sponsors, the Joint Representatives or the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Joint Sponsors, the Joint Representatives or the Underwriters.

For purposes of this Agreement:

“2019 Form 20-F” means the Company’s Annual Report on Form 20-F for the fiscal year ended on December 31, 2019.

“430A Information” means information included in a prospectus and retroactively deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“ADSs” means the American Depositary Shares, each representing eight Class A ordinary shares, par value US$0.00005 per share, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FINRA” means Financial Industry Regulatory Authority, Inc.

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“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II-A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the International Offer Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule II-B to this Agreement.

“Material Adverse Effect” means a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Controlled Entities taken as a whole or on the performance by the Company of its obligations under this Agreement, the Hong Kong Underwriting Agreement or the Operative Documents.

“Nominee” means ICBC(Asia) Nominee Limited.

“Operative Documents” means the Price Determination Agreement, the Receiving Bank Agreement and the Registrar Agreement.

“Price Determination Agreement” means the agreement in agreed form to be entered into between the Company and the Joint Representatives (for themselves and on behalf of the Underwriters) on the Price Determination Date to record the International Offering Price and the Hong Kong Offering Price.

“Price Determination Date” means the date on which the Hong Kong Offer Price and the International Offer Price are fixed for the purposes of the Global Offering.

“Receiving Bank” means Industrial and Commercial Bank of China (Asia) Limited.

“Receiving Bank Agreement” means the agreement dated October 20, 2020 entered into by, among others, the Company, the Receiving Bank, the Joint Representatives and the Nominee.

“Registrar Agreement” means the agreement dated October 9, 2020 entered into between the Company and the Hong Kong Registrar.

“Rule 163B Communication” means each communication that is made in reliance on Rule 163B under the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers and/or institutions that are accredited investors, to determine whether such investors might have an interest in the Global Offering.

“Securities Act” means the United States Securities Act of 1933, as amended.

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“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the U.S. Public Company Accounting Oversight Board and, as applicable, the NASDAQ Marketplace Rule.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.

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SCHEDULE IV

LIST OF LOCK-UP PARTIES

1.              William Wei Huang

2.              Sio Tat Hiang

3.              Satoshi Okada

4.              Bruno Lopez

5.              Lee Choong Kwong

6.              Gary J. Wojtaszek

7.              Lim Ah Doo

8.              Bin Yu

9.              Zulkifli Baharudin

10.       Chang Sun

11.       Judy Qing Ye

12.       Daniel Newman

13.       Jamie Gee Choo Khoo

14.       Xu Wei

15.       Yilin Chen

16.       Liang Chen

17.       Yan Liang

18.       Jonathan King

SCHEDULE V

NAMES AND ADDRESSES OF THE UNDERWRITERS

J.P. Morgan Securities (Asia Pacific) Limited 28/F, Chater House 8 Connaught Road Central Hong Kong

Merrill Lynch (Asia Pacific) Limited Level 55 Cheung Kong Center 2 Queen’s Road Central Central Hong Kong

China International Capital Corporation Hong Kong Securities Limited 29th Floor, One International Finance Centre 1 Harbour View Street Central Hong Kong

Haitong International Capital Limited 8/F Li Po Chun Chambers 189 Des Voeux Road Central Hong Kong

As the Joint Representatives

J.P. Morgan Securities (Asia Pacific) Limited 28/F, Chater House 8 Connaught Road Central Hong Kong

Merrill Lynch (Asia Pacific) Limited 55/F Cheung Kong Center 2 Queen’s Road Central Central Hong Kong

China International Capital Corporation Hong Kong Securities Limited 29th Floor, One International Finance Centre 1 Harbour View Street Central Hong Kong

Haitong International Securities Company Limited 22/F Li Po Chun Chambers 189 Des Voeux Road Central Hong Kong

ABCI Capital Limited 11/F, Agricultural Bank of China Tower 50 Connaught Road Central Hong Kong

Schedule V - 1

BOCI Asia Limited 26th Floor, Bank of China Tower 1 Garden Road Central Hong Kong

CCB International Capital Limited 12/F, CCB Tower 3 Connaught Road Central Central Hong Kong

CMB International Capital Limited 45/F, Champion Tower 3 Garden Road Central Hong Kong

DBS Asia Capital Limited (Joint Lead Manager in relation to the Hong Kong Public Offering only) 73rd Floor, The Center 99 Queen’s Road Central Hong Kong

ICBC International Capital Limited 37/F, ICBC Tower 3 Garden Road Hong Kong

Orient Securities (Hong Kong) Limited 28th and 29th Floor, 100 Queen’s Road Central Hong Kong

RBC Capital Markets, LLC (in relation to the International Offering only) Three World Financial Center 200 Vesey Street New York, NY 10281 United States of America

UOB Kay Hian (Hong Kong) Limited 6/F, Harcourt House 39 Gloucester Road Hong Kong

Schedule V - 2

As the Joint Global Coordinators

J.P. Morgan Securities (Asia Pacific) Limited (in relation to the Hong Kong Public Offering only) 28/F, Chater House 8 Connaught Road Central Hong Kong

J.P. Morgan Securities plc (in relation to the International Offering only) 25 Bank Street Canary Wharf London E14 5JP United Kingdom

J.P. Morgan Securities LLC (in relation to the International Offering only) 383 Madison Avenue New York, NY 10179 United States of America

Merrill Lynch (Asia Pacific) Limited 55/F Cheung Kong Center 2 Queen’s Road Central Central Hong Kong

China International Capital Corporation Hong Kong Securities Limited 29th Floor, One International Finance Centre 1 Harbour View Street Central Hong Kong

Haitong International Securities Company Limited 22/F Li Po Chun Chambers 189 Des Voeux Road Central Hong Kong

Haitong International Capital Limited 8/F Li Po Chun Chambers 189 Des Voeux Road Central Hong Kong

ABCI Capital Limited (Joint Bookrunner only) 11/F, Agricultural Bank of China Tower 50 Connaught Road Central Hong Kong

ABCI Securities Company Limited (Joint Lead Manager only) 10/F, Agricultural Bank of China Tower 50 Connaught Road Central Hong Kong

Schedule V - 3

BOCI Asia Limited 26th Floor, Bank of China Tower 1 Garden Road Central Hong Kong

CCB International Capital Limited 12/F, CCB Tower 3 Connaught Road Central Central Hong Kong

China Everbright Securities (HK) Limited 12/F, Everbright Centre 108 Gloucester Road Wan Chai Hong Kong

CLSA Limited 18/F, One Pacific Place 88 Queensway Admiralty Hong Kong

CMB International Capital Limited 45/F, Champion Tower 3 Garden Road Central Hong Kong

Cowen and Company, LLC (in relation to the International Offering only) 599 Lexington Ave, 20th Floor New York NY 10022 United States of America

DBS Asia Capital Limited (Joint Lead Manager in relation to the Hong Kong Public Offering only) 73rd Floor, The Center 99 Queen’s Road Central Hong Kong

Guotai Junan Securities (Hong Kong) Limited 27/F., Low Block, Grand Millennium Plaza 181 Queen’s Road Central Hong Kong

ICBC International Capital Limited (Joint Bookrunner only) 37/F, ICBC Tower 3 Garden Road Hong Kong

Schedule V - 4

ICBC International Securities Limited (Joint Lead Manager only) 37/F, ICBC Tower 3 Garden Road Hong Kong

Orient Securities (Hong Kong) Limited 28th and 29th Floor, 100 Queen’s Road Central Hong Kong

Raymond James & Associates, Inc. (in relation to the International Offering only) 880 Carillon Parkway St. Petersburg, FL 33716 United States of America

RBC Capital Markets, LLC (in relation to the International Offering only) Three World Financial Center 200 Vesey Street New York, NY 10281 United States of America

Truist Securities, Inc (in relation to the International Offering only) 3333 Peachtree Road Ne, 9th Floor Atlanta, GA 30326 United States of America

UOB Kay Hian (Hong Kong) Limited 6/F, Harcourt House 39 Gloucester Road Hong Kong

Zhongtai International Securities Limited 19th Floor, Li Po Chun Chambers 189 Des Voeux Road Central Hong Kong

As Joint Bookrunners and Joint Lead Managers

Schedule V - 5

SCHEDULE VI

GDS HOLDINGS LIMITED

ACCOUNT INFORMATION

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

EXHIBIT B

CHIEF FINANCIAL OFFICER’S CERTIFICATE

EXHIBIT C

COMPANY SECRETARY’S CERTIFICATE

EXHIBIT D

Lock-Up Agreement

               , 2020

J.P. Morgan Securities (Asia Pacific) Limited (“JPMAP”)

28/F, Chater House

8 Connaught Road

Central

Hong Kong

Merrill Lynch (Asia Pacific) Limited (“MLAP”)

55/F Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited (“CICC”)

29th Floor, One International Financial

Centre

1 Harbour View Street

Central

Hong Kong

Haitong International Securities Company Limited (“HTIS”)

22/F Li Po Chun Chambers

189 Des Voeux Road

Central

Hong Kong

As the Joint Representatives of the several Underwriters listed in the Underwriting Agreements (as defined below)

J.P. Morgan Securities (Far East) Limited (“JPMFE”)

28/F, Chater House

8 Connaught Road

Central

Hong Kong

Merrill Lynch Far East Limited (“MLFE”)

55/F, Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

Haitong International Capital Limited (“HTIC”)

8/F Li Po Chun Chambers

189 Des Voeux Road

Central

Hong Kong

Each as a Joint Sponsor (together with CICC, the Joint Sponsors)

Re:          GDS Holdings Limited — Global Offering

Ladies and Gentlemen,

The undersigned understands that (i) the Joint Sponsors and the Joint Representatives propose to enter into a Hong Kong underwriting agreement (the “Hong Kong Underwriting Agreement”) with GDS Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”) and the several Hong Kong underwriters (the “Hong Kong Underwriters”) named in the Hong Kong Underwriting Agreement, and (ii) the Joint Sponsors and the Joint Representatives propose to enter into an international underwriting agreement (the “International Underwriting Agreement”) with the Company and the several international underwriters (the “International Underwriters,” and collectively with the Hong Kong Underwriters, the “Underwriters”) named in the International Underwriting Agreement, providing for the global offering (the “Global Offering”) by the Company of the Class A ordinary shares, par value US$0.00005 per share (the “Securities”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Hong Kong Underwriting Agreement or the International Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Global Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Joint Sponsors and the Joint Representatives, the undersigned will not, and will cause any direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) not to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 90 days after the date of the final prospectus relating to the Global Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or ADSs, or any securities convertible into or exercisable or exchangeable for any Shares or ADSs (the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing.  The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished to the Joint Sponsors and the Joint Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

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Notwithstanding the foregoing, the undersigned may:

(a)           transfer the undersigned’s Lock-Up Securities:

(i)             as a bona fide gift or gifts, or for bona fide estate planning purposes;

(ii)            by will or intestacy;

(iii)           to a family member or to any trust or entity beneficially owned or controlled by or formed for the direct or indirect benefit of the undersigned and/or a   family member of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption);

(iv)          to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(v)           to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;

(vi)          if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned;

(vii)         by operation of law or regulation, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(viii)        to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee;

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(ix)          as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Global Offering;

(x)           to the Company in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such Shares received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted share units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the General Disclosure Package and the Prospectus;

(xi)          pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company (to the extent such approval is required) and made to all shareholders of the Company’s involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

(xii)         with the prior written consent of the Company and the Joint Representatives; or

(xiii)        pursuant to an offer by the Company to repurchase the Shares, provided that such repurchase is approved by the Board of Directors of the Company (to the extent such approval is required) and is executed on a pro-rata basis, provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).

(b)           exercise outstanding options, settle restricted share units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement; and

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(c)            convert outstanding Preferred Shares, warrants to acquire Preferred Shares or convertible securities into Ordinary Shares or warrants to acquire Ordinary Shares; provided that any such Ordinary Shares or warrants received upon such conversion shall be subject to the terms of this Letter Agreement.

In addition, nothing in this Letter Agreement shall prohibit the undersigned from transferring the Lock-Up Securities pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan was established prior to the execution of this Letter Agreement; provided further that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transfer, such announcement or filing shall include a statement to the effect that such transfer was effected pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that is restricted under the terms of this Letter Agreement during the period from the date of this Letter Agreement to the expiration of the Restricted Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written consent from the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities unless such transfer is in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Global Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Global Offering, the Representative and the other Underwriters are not making a recommendation to you to participate in the Global Offering, enter into this Letter Agreement, or sell any Shares at the price determined in the Global Offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

5

The undersigned understands that, if the International Underwriting Agreement does not become effective by October 27, 2020, or if the Underwriting Agreements shall terminate or be terminated prior to payment for and delivery of the Class A Ordinary Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Global Offering in reliance upon this Letter Agreement.

6

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF SHAREHOLDER]/[NAME OF OFFICER AND DIRECTOR]

By:
Name:
Title:

EXHIBIT E

OVER-ALLOTMENT OPTION EXERCISE NOTICE

[•], 2020

To:          GDS Holdings Limited (the “Company”)

(the “Over-allotment Option Grantor”)

Dear Sirs,

Reference is made to the International Underwriting Agreement dated October 27, 2020 (the “International Underwriting Agreement”) among the Company, the Joint Sponsors, the Joint Representatives and the several International Underwriters named therein in relation to the International Offering of shares (the “Shares”) of the Company.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

On behalf of the International Underwriters, we hereby give you notice of the exercise by the International Underwriters of their right, pursuant to Section 1(a) of the International Underwriting Agreement, to elect to purchase a further [•] Option Shares.  We hereby request that delivery of the Option Shares take place on or around [•] [a.m./p.m.] (Hong Kong time) on [•], 2020.

This letter shall be governed by and construed in accordance with the laws of the State of New York.

This letter may be executed in counterparts.  Each counterpart shall constitute an original of this letter but shall together constitute a single document.

We should be grateful if you would confirm your acceptance of the above by countersigning below.

[Signatures to Follow]